EXHIBIT 10.21

PROMISSORY NOTE
Trebor Industries, Inc. to Robert M. Carmichael
August 11, 2008

For value received, the undersigned Trebor Industries, Inc. d/b/a Brownie's Third Lung (the "Borrower"), with an address at 940 NW 1st Street, Fort Lauderdale, Florida 33311, a Florida corporation, promises to pay to the order of Robert M. Carmichael, an individual, (the "Lender") the sum of $350,000.00 with interest beginning the 1st day of September, 2008 at a rate of 7.50% per year.

The unpaid principal and accrued interest shall be payable in monthly installments of $7,050.00 beginning the 1st of September, 2008 and continuing until July 1st, 2013. A final payment of accrued interest and principal of $4,359.70 shall be due August 1st, 2013 (the "Due Date"). The payments on this Note shall be applied to principal and interest as reflected on the amortization schedule attached. Additional payments to the principal may be made at the discretion of Borrower without penalty and will result in a reduction of the interest on all subsequent payments. Borrower reserves the right to prepay this Note in whole or in part without penalty.

This Note is not assignable by Lender to any other party, related or otherwise, without the express written consent of Borrower.

Should any of the following events occur, this Note shall become due immediately without demand or notice:

1. The failure of Borrower to pay the principal and accrued interest in full on or before the Due Date;
2. the filing of bankruptcy proceedings involving Borrower as a debtor;
3. the application for the appointment of a receiver for Borrower;
4. the making of a general assignment for the benefit of Borrower's creditors;
5. the insolvency of Borrower;
6. a misrepresentation by Borrower to Lender for the purpose of obtaining or extending credit.

If any one or more of the provisions of the Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in United States of America dollars.

No renewal or extension of this Note, delay in enforcing any right of Lender under this Note, or assignment, with the approval of Borrower, by Lender of the Note shall affect the liability or the obligation of the Borrower. All rights of the Lender

under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

The Borrower waives protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

The Borrower further agrees to pay all reasonable costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

This Note shall be construed in accordance with the laws of the State of Florida, United States of America.

This note supersedes and replaces any and all promissory notes between Borrower and Lender in place prior to the 11th of August, 2008.

Effective and made this 11th day of August, 2008

Borrower:
Trebor Industries, Inc.

Pres/CEO

Lender:
Robert M. Carmichael